Exhibit 4.1

SUBSCRIPTION AGREEMENT

I hereby agree to purchase ________ Units in energiUS Funds, in the following partnership: energiUS FUND - _____, LP, a Nevada limited partnership (the “partnership”).

I am delivering herewith a check or bank wire in the amount of $___________________________________ payable to “energiUS Fund [I, II, III, IV, or V], LP”.

My completion and execution of this Subscription Agreement also constitutes my execution of the Limited partnership Agreement and the Certificate of Limited partnership of the partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited partnership Agreement of the partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein and in the Prospectus, I represent that (initial all that apply):

(a)                I have received a copy of the Prospectus for the partnership.

(b)                I have a net worth of not less than $225,000 (exclusive of home, home furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, home furnishings and automobiles) and a minimum annual gross income of at least $60,000, without regard to an investment in the partnership.

(c)                If a resident of Alabama, Alaska, Arizona, Arkansas, California, Indiana, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin or Wyoming I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.

(d)                If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Code of Regulations; the following are some, but not necessarily all, of the possible deviations from the California rules: (i) program selling expenses may exceed the established limit, and (ii) the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the partnership.

(e)                Except as set forth in (f) below, I am purchasing Units for my own account.

(f)                 If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) or (c) above.

(g)                I certify that the number shown as my Social Security or Taxpayer Identification Number on the signature page is correct.

(h)                I represent that I am an “Eligible Citizen” as defined in the Prospectus.

(i)                 I represent that I have the right, power and authority to enter into this Subscription Agreement, the Limited partnership Agreement, to become an investor Partner and to perform my obligations hereunder and thereunder.

(j)                 I acknowledge that an investment in the Units is not liquid.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

energiUS Management LLC, the managing general partner (the “Managing General Partner”) may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

NOTICES

(i)  The purchase of Units as an additional general partner involves a risk of unlimited liability to the extent that the partnership’s liabilities exceed its insurance proceeds, the partnership’s assets, and indemnification by the Managing General Partner, as described in “RISK FACTORS” in the Prospectus.

(ii)  The FINRA requires the soliciting dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of liquidity of this investment; (D) the restrictions of transferability of the Units; and (E) the tax consequences of the investment.

(iii)  An investment in the Units is not liquid.

Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor’s behalf.

SIGNATURE AND POWER OF ATTORNEY

I hereby appoint energiUS Management LLC, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments that may be required by law in any jurisdiction to permit qualification of the partnership as a limited partnership or for any other purpose necessary to implement the Limited partnership Agreement, and as more fully described in the Limited partnership Agreement.

If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3 and C-4 of Appendix C to the Prospectus.

X___________________________________

X___________________________________

Authorized Signature

Second Authorized Signature (if applicable)

____________________________________

____________________________________

Date

Date

____________________________________

____________________________________

Print Name

Print Name

____________________________________

____________________________________

Title (if applicable)

Title (if applicable)

______________________________________________________________________________________

Name of Entity (if applicable)

ACKNOWLEDGEMENT:

State of ____________________________

)

) ss.

County of __________________________

)

Sworn to and subscribed before me this _____ day of _______________________________, 20_____.

____________________________________________

NOTARY PUBLIC

Type of Units Purchased (check one box):
☐ Additional General Partner	☐ Limited Partner
NOTE: IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR MONEY TO YOU.

Title to Units to be held as follows:

☐  Single Ownership

☐  Joint Tenants with Rights of Survivorship

☐  Tenants in Common

☐  Corporation

☐  Husband and Wife as Community Property

☐  Pension Plan

☐  Partnership

☐  Trust (date: ______________)

☐  Non-Profit Organization

☐  LLC

☐  Other:_________________________________________________________________

Taxpayer Identification Number(s) or Social Security Number(s): _____________________________________________

Mailing Address:

Address: ___________________________________ City: ______________________  State: ______  Zip Code: ____________

Telephone: __________________________

Facsimile: __________________________

E-mail: ________________________

Address for Distributions and Notices (if different from above):

Address: ___________________________________ City: ______________________  State: ______  Zip Code: ____________

Telephone: __________________________

Facsimile: __________________________

E-mail: ________________________

TO BE COMPLETED BY energiUS Management LLC

energiUS Management LLC, as the Managing General Partner of the partnership, hereby accepts the foregoing Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the partnership.

energiUS Management LLC

a Nevada limited liability company

By: /s/ Paul N. Nicholson

Date: ____________________________

Paul N. Nicholson

President

TO BE COMPLETED BY REGISTERED REPRESENTATIVE
(For Commission and Other Purposes)

        I hereby represent that I have discharged my affirmative obligations under Sections 2(B) and 3(D) of Rule 2810(b) of the FINRA Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks of this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

Name of Brokerage Firm
Name of Registered Representative	Office Address

Area Code	Telephone Number	Signature of Registered Representative	Date

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